Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC PRELIMINARY THIRD QUARTER 2012 RESULTS

•	Global revenue of $192.8 million

•	Adjusted EBITDA of $18.5 million

•	Adjusted Net Earnings of $10.4 million or $0.17 per share

EVERETT, Wash. – November 1, 2012 – Intermec, Inc. (NYSE: IN) today announced preliminary financial results for its third quarter ended September 30, 2012.

Third quarter 2012 net revenues were $192.8 million and net earnings on a GAAP basis were $7.2 million, or $0.12 per diluted share, compared to 2011 third quarter revenues of $211.8 million and GAAP net earnings of $704 thousand, or $0.01 per diluted share. Excluding certain adjustments totaling $3.2 million (detailed in the table below), adjusted net earnings for the quarter were $10.4 million, or $0.17 per diluted share.

“I am pleased with our progress improving the Company’s overall performance during the third quarter,” said Allen J. Lauer, Intermec Chairman and Interim CEO. “The steps taken in the second quarter led to sequential improvement in gross margins, operating expenses and cash flow. Improved bookings in North America and Latin America contributed to a relatively significant increase in backlog. This provides an improved foundation as we maintain our focus on continuous growth in revenue and profitability.”

The Company remains engaged in a review of its long-term strategic direction and leadership requirements. The Company is continuing its work with its financial advisor BofA Merrill Lynch in performing its evaluation of the Company’s business and strategic alternatives. There is no specific timetable for completion of the evaluation. Concurrently, the Company is working with Spencer Stuart to conduct a nationwide search for its next Chief Executive Officer for the Company.

The following table presents the Company’s operating profit (loss), net earnings (loss) and earnings (loss) per share reported for the third quarter and nine months ended September 30, 2012 and October 2, 2011, on a GAAP basis and as adjusted excluding the impact of restructuring costs, acquisition-related costs and other adjustments, and also presents Adjusted EBITDA for those periods:

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING PROFIT (LOSS) AND ADJUSTED EBITDA

NET EARNINGS (LOSS) AND EARNINGS (LOSS) PER SHARE

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended September 30, 2012			Three Months Ended October 2, 2011
	Operating Profit (loss)	Net earnings (loss)	Earnings (loss) per share	Operating Profit (loss)	Net earnings (loss)	Earnings (loss) per share
Operating profit as reported	$9.0	$7.2	$0.12	$1.0	$0.7	$0.01
Acquisition related adjustments	4.5	4.5	0.07	7.1	4.4	0.07
Restructuring costs	(1.1)	(1.1)	(0.02)	0.6	0.6	0.01
Executive severance	—	—	—	—	—	—
Forfeited executive stock awards	—	—	—	—	—	—
Impairment of goodwill	(0.2)	(0.2)	—	—	—	—
Deferred taxes and valuation allowance	—	—	—	—	0.3	0.01

Non-GAAP profit as adjusted	$12.2	$10.4	$0.17	$8.7	$6.0	$0.10

Depreciation and other amortization	4.7			5.1
Stock-based compensation	1.6			3.2

Adjusted EBITDA	$18.5			$17.0

	Nine Months Ended September 30, 2012			Nine Months Ended October 2, 2011
	Operating Profit (loss)	Net earnings (loss)	Earnings (loss) per share	Operating Profit (loss)	Net earnings (loss)	Earnings (loss) per share
Operating profit (loss) as reported	$(58.2)	$(272.4)	$(4.52)	(10.7)	(9.2)	(0.15)
Acquisition related adjustments	13.8	13.8	0.23	21.6	14.2	0.23
Restructuring costs	4.5	4.5	0.07	5.7	5.7	0.10
Executive severance	1.9	1.9	0.03	—	—	—
Forfeited executive stock awards	(1.2)	(1.2)	(0.02)	—	—	—
Impairment of goodwill	41.3	41.3	0.69	—	—	—
Deferred taxes and valuation allowance	—	212.9	3.53	—	1.1	0.02

Non-GAAP profit as adjusted	$2.1	$0.8	$0.01	$16.6	$11.8	$0.20

Depreciation and other amortization	13.7			13.4
Stock-based compensation	6.0			7.5

Adjusted EBITDA	$21.8			$37.5

Third Quarter 2012 Operating Performance

•

Total revenue for the third quarter was $192.8 million, a decrease of 4% compared to the second quarter of 2012 and down 9% compared to the same period in 2011. On a constant currency basis total revenue declined 6% compared to the prior year.

•

Due primarily to the previously announced cost reduction initiatives, SG&A and R&D expense for the quarter was $74.8 million compared to $81.8 million in the second quarter 2012 and $85.7 million in the third quarter 2011.

•

In conjunction with its financial analysis and reporting procedures, the Company is evaluating its goodwill and long-lived assets including its intangible assets for impairment for the third quarter of 2012. The final income per share reported for the quarter could be less than the preliminary results reported in this press release, or could be a loss per share, if either or both of these items require adjustment as a result of this analysis. Any such adjustments would be non-cash charges and are not expected to result in any change to our Non-GAAP results.

•

Including gains from the sale of certain assets of $2.5 million, a favorable adjustment for restructuring costs of $1.1 million and a favorable adjustment of $200 thousand related to goodwill impairment finalization from the first and second quarter of 2012 analyses, GAAP operating profit was $9.0 million compared to GAAP operating profit of $1.0 million in the same period 2011.

•

North America revenues decreased 3% compared to the third quarter 2011, while Latin America revenue rose 16%. Europe, Middle East and Africa (EMEA) revenues declined 22% and Asia Pacific declined 31% compared to the third quarter 2011. On a constant currency basis EMEA revenues were down 18% compared to the prior year.

•

Total gross margin was 41.5% compared to 41.5% in the same period in 2011 and 39.4% in the second quarter 2012. Excluding certain adjustments, third quarter adjusted gross margins were 43.4% compared to 43.6% for the same period in 2011 and 41.2% in the second quarter 2012.

•	Adjusted EBITDA for the quarter was $18.5 million compared to Adjusted EBITDA of $17.0 million in the same period 2011 and Adjusted EBITDA of $10.2 million in the second quarter 2012.

•

Cash, cash equivalents, and short-term investments totaled approximately $86 million at quarter-end, an increase of over $11 million from the end of the second quarter 2012. During the quarter the company also repaid $5 million on its line of credit and the outstanding balance of its credit facility is now $80 million.

Recent Intermec and Vocollect Business Highlights

•

Launched the SRX2, an innovative new wireless headset for distribution centers (DCs) and warehouses that significantly enhances the operational efficiency of workers with superior voice recognition performance. Its modular design enables shared use of headset electronics across multiple shifts, resulting in lower total cost of ownership.

•

Announced a new HTML5 browser allowing for the development of OS agnostic web applications that can run on iOS, Android and select Intermec rugged mobile computers, enhancing workflow efficiency and offering increased flexibility to mobile workforces.

•

Announced the establishment of Intermec China, a Wholly Foreign Owned Enterprise (WFOE). Intermec China was recently granted a business license from the Chinese Ministry of Commerce to directly conduct business in China.

•

Awarded and began shipping RFID tags for a large Electronic Toll Collection (ETC) contract with the State of Sao Paulo and the Department of Transportation in Brazil to greatly improve collections revenue and to enable a more secure processing environment.

•	The 70 series rugged mobile computer enjoyed a record quarter with multiple large wins in the Direct Store Delivery, Rugged Delivery and Transportation and Logistics Deployment Environments.

•

Announced the CK3 Next Generation Series – the CK3X and CK3R which utilize a 1GHZ OMAP architecture to optimize workforce performance through industry-leading battery life, enhanced barcode scanning, superior device health monitoring and broad compliance for emerging industry standards such as HTML5.

About Intermec, Inc.

Intermec Inc. (NYSE: IN) is the workflow performance company. We design the leading data capture and information management solutions at the interface between mobile workers, assets, and customers. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for operating profit (loss), net earnings (loss), earnings (loss) per diluted share, and gross margins and also presents Adjusted EBITDA. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the tables set forth in or attached to this release: Reconciliation of GAAP to Non-GAAP Operating Profit (Loss) and Adjusted EBITDA Net Earnings (Loss) and Earnings (Loss) Per Share, set forth in this press release and Reconciliation of GAAP to Non-GAAP Operating Profit (Loss) and Reconciliation of GAAP to Non-GAAP Gross Margins, for the three and nine months ended September 30, 2012, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with accounting principles generally accepted in the United States of America.

We believe that excluding items such as, but not limited to, allowances for deferred tax assets, goodwill or asset impairment charges, restructuring charges, costs or adjustments related to completion of acquisitions, amortization of intangibles, executive severance and non-cash stock-based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

The Company believes that the Non-GAAP financial measures that it uses provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies. Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net earnings/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, earnings before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of Adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our underlying cash earnings. Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this Non-GAAP measure in the same manner.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions; our revenue, expenses, earnings or financial outlook for the current period or any other period; our impairment analysis for goodwill and long-lived assets, our deferred tax valuation allowances, the applicability and results of accounting policies and analyses used in our financial reporting, the necessity to update information in our periodic or other required reports; our cost reduction plans; and our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth. They also include, without limitation, statements about future financial and operating results of our Company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, on our website at www.intermec.com.

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2012	October 2, 2011	September 30, 2012	October 2, 2011
Revenues:
Product	$150,214	$165,294	$445,042	$484,781
Service	42,607	46,511	128,408	126,625

Total revenues	192,821	211,805	573,450	611,406
Costs and expenses:
Cost of product revenues	90,369	97,587	281,681	291,825
Cost of service revenues	22,468	26,363	66,663	72,115
Research and development	20,266	22,047	60,706	62,720
Selling, general and administrative	54,565	63,610	181,984	183,906
Gain on sale of assets	(2,534)	—	(5,189)	—
Restructuring costs	(1,130)	644	4,468	5,756
Impairment of goodwill	(200)	—	41,314	—
Acquisition costs	—	554	—	5,766

Total costs and expenses	183,804	210,805	631,627	622,088
Operating profit (loss)	9,017	1,000	(58,177)	(10,682)
Interest income	107	162	308	565
Interest expense	(683)	(572)	(2,315)	(1,964)

Earnings (loss) before income taxes	8,441	590	(60,184)	(12,081)
Income tax expense (benefit)	1,238	(114)	212,225	(2,911)

Net earnings (loss)	$7,203	$704	$(272,409)	$(9,170)

Basic earnings (loss) per share	$0.12	$0.01	$(4.52)	$(0.15)
Diluted earnings (loss) per share	$0.12	$0.01	$(4.52)	$(0.15)
Shares used in computing basic earnings (loss) per share	60,451	59,796	60,243	59,959
Shares used in computing diluted earnings (loss) per share	60,579	59,897	60,243	59,959

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$85,757	$95,108
Short-term investments	186	170
Accounts receivable, net	120,501	139,737
Inventories	103,814	103,622
Current deferred tax assets, net	7,419	84,541
Other current assets	31,950	24,226

Total current assets	349,627	447,404
Deferred tax assets, net	8,616	141,064
Goodwill	102,196	143,510
Intangibles, net	48,023	61,996
Property, plant and equipment, net	47,025	47,086
Other assets, net	19,974	28,230

Total assets	$575,461	$869,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,234	$92,607
Payroll and related expenses	23,478	32,540
Accrued expenses	26,947	35,118
Deferred revenue	53,976	47,234
Finance lease obligation	2,389	—

Total current liabilities	185,024	207,499
Long-term debt	80,000	85,000
Long-term financing lease obligation	1,474	—
Pension and other postretirement benefits liabilities	123,133	124,058
Long-term deferred revenue	33,695	28,960
Other long-term liabilities	15,878	15,344
Commitments and contingencies
Shareholders’ equity:
Common stock (250,000 shares authorized, 63,430 and 62,956 shares issued and 60,239 and 59,717 outstanding)	640	636
Additional paid-in capital	703,221	697,597
Accumulated deficit	(482,734)	(210,327)
Accumulated other comprehensive loss	(84,870)	(79,477)

Total shareholders’ equity	136,257	408,429

Total liabilities and shareholders’ equity	$575,461	$869,290

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30, 2012	October 2, 2011
Cash and cash equivalents at beginning of the period	$95,108	$221,467
Cash flows from operating activities:
Net loss	(272,409)	(9,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,172	21,020
Deferred taxes	212,173	(8,099)
Stock-based compensation	4,770	7,548
Impairment of goodwill	41,314	—
Gain on sale of assets	(5,189)	—
Gain on company owned life insurance	(2,414)	—
Change in pension and other postretirement plans	(7,178)	(3,045)
Change in other long-term liabilities	(2,054)	799
Changes in operating assets and liabilities:
Accounts receivable	20,577	(11,194)
Inventories	(6,740)	(10,209)
Other current assets	(7,673)	845
Accounts payable	(14,018)	3,140
Payroll and related expenses	(9,196)	3,079
Accrued expenses	(7,785)	(5,766)
Deferred revenue	10,909	5,351
Other operating activities	(1,159)	91

Net cash used in operating activities	(18,900)	(5,610)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(200,810)
Additions to property, plant and equipment	(6,980)	(16,075)
Maturities of investments	—	6,564
Proceeds from sale of assets	6,359	—
Proceeds from company owned life insurance	10,238	—
Capitalized patent legal fees	—	(560)
Other investing activities	(346)	(75)

Net cash provided by (used in) investing activities	9,271	(210,956)

Cash flows from financing activities:
Proceeds from issuance of debt	27,000	111,700
Repayment of debt	(32,000)	(34,700)
Stock repurchase	—	(10,014)
Financing lease obligation	3,863	—
Stock options exercised and other	1,461	2,370

Net cash provided by financing activities	324	69,356

Effect of exchange rate changes on cash and cash equivalents	(46)	(770)

Net change in cash and cash equivalents	(9,351)	(147,980)

Cash and cash equivalents at end of the period	$85,757	$73,487

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING PROFIT (LOSS)

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2012			Three Months Ended October 2, 2011
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results
Total revenues	$192,821	$—	$192,821	$211,805	$2,178	$213,983
Costs and expenses:
Cost of revenues	112,837	(3,642)	109,195	123,950	(3,170)	120,780
Research and development	20,266	—	20,266	22,047	(18)	22,029
Selling, general and administrative	54,565	(847)	53,718	63,610	(1,178)	62,432
Gain on sale of assets	(2,534)	—	(2,534)	—	—	—
Restructuring costs	(1,130)	1,130	—	644	(644)	—
Impairment of goodwill	(200)	200	—	—	—	—
Acquisition costs	—	—	—	554	(554)	—

Total costs and expenses	183,804	(3,159)	180,645	210,805	(5,564)	205,241

Operating profit	$9,017	$3,159	$12,176	$1,000	$7,742	$8,742

	Nine Months Ended September 30, 2012			Nine Months Ended October 2, 2011
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results
Total revenues	$573,450	$—	$573,450	$611,406	$5,082	$616,488
Costs and expenses:
Cost of revenues	348,344	(10,939)	337,405	363,940	(8,540)	355,400
Research and development	60,706	—	60,706	62,720	(35)	62,685
Selling, general and administrative	181,984	(3,609)	178,375	183,906	(2,159)	181,747
Gain on sale of assets	(5,189)	—	(5,189)	—	—	—
Restructuring costs	4,468	(4,468)	—	5,756	(5,756)	—
Impairment of goodwill	41,314	(41,314)	—	—	—	—
Acquisition costs	—	—	—	5,766	(5,766)	—

Total costs and expenses	631,627	(60,330)	571,297	622,088	(22,256)	599,832

Operating profit (loss)	$(58,177)	$60,330	$2,153	$(10,682)	$27,338	$16,656

PRELIMINARY

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(Unaudited)

(In thousands)

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted
Revenues:
Product	$150,214	$—	$150,214	$445,042	$—		$445,042
Service	42,607	—	42,607	128,408	—		128,408

Total revenues	$192,821	$—	$192,821	$573,450	$—		$573,450

Cost of revenues:
Product	$90,369	$(3,642)	$86,727	$281,681	$(10,939	)a	$270,742
Service	22,468	—	22,468	66,663	—		66,663

Total cost of revenues	$112,837	$(3,642)	$109,195	$348,344	$(10,939)		$337,405

Gross margins:
Product	39.8%		42.3%	36.7%			39.2%
Service	47.3%		47.3%	48.1%			48.1%
Total	41.5%		43.4%	39.3%			41.2%

	Three Months Ended October 2, 2011			Nine Months Ended October 2, 2011
	As Reported	Non-GAAP Adjustments	Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted
Revenues:
Product	$165,294	$—	$165,294	$484,781	$—		$484,781
Service	46,511	2,178	48,689	126,625	5,082		131,707

Total revenues	$211,805	$2,178	$213,983	$611,406	$5,082		$616,488

Cost of revenues:
Product	$97,587	$(3,170)	$94,417	$291,825	$(8,540)		$283,285
Service	26,363	—	26,363	72,115	—		72,115

Total cost of revenues	$123,950	$(3,170)	$120,780	$363,940	$(8,540)		$355,400

Gross margins:
Product	41.0%		42.9%	39.8%			41.6%
Service	43.3%		45.9%	43.0%			45.2%
Total	41.5%		43.6%	40.5%			42.4%

PRELIMINARY

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Unaudited)

(Amounts in millions)

	Three Months Ended
	September 30, 2012	Percent of Revenues	October 2, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$92.6	48.1%	$102.1	48.2%	-9.3%
Printer and media	37.4	19.4%	43.7	20.6%	-14.4%
Service	33.6	17.4%	35.2	16.6%	-4.5%
Voice solutions	29.2	15.1%	30.8	14.6%	-5.2%

Total revenues	$192.8	100.0%	$211.8	100.0%	-9.0%

	Nine Months Ended
	September 30, 2012	Percent of Revenues	October 2, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$271.4	47.3%	$301.2	49.3%	-9.9%
Printer and media	111.6	19.5%	131.8	21.6%	-15.3%
Service	103.4	18.0%	107.4	17.5%	-3.7%
Voice solutions	87.1	15.2%	71.0	11.6%	22.7%

Total revenues	$573.5	100.0%	$611.4	100.0%	-6.2%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Unaudited)

(Amounts in millions)

	Three Months Ended
	September 30, 2012	Percent of Revenues	October 2, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$104.0	53.9%	$107.1	50.6%	-2.9%
Europe, Middle East and Africa (EMEA)	50.2	26.0%	64.7	30.6%	-22.4%
Latin America (LATAM)	27.3	14.2%	23.6	11.1%	15.7%
Asia Pacific (ASIAPAC)	11.3	5.9%	16.4	7.7%	-31.1%

Total revenues	$192.8	100.0%	$211.8	100.0%	-9.0%

	Nine Months Ended
	September 30, 2012	Percent of Revenues	October 2, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$296.8	51.8%	$292.6	47.9%	1.4%
Europe, Middle East and Africa (EMEA)	160.7	28.0%	200.6	32.8%	-19.9%
Latin America (LATAM)	73.9	12.9%	70.0	11.4%	5.6%
Asia Pacific (ASIAPAC)	42.1	7.3%	48.2	7.9%	-12.7%

Total revenues	$573.5	100.0%	$611.4	100.0%	-6.2%